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EXHIBIT 99

Report of Ernst & Young LLP, Independent Auditors

Board of Directors
Amerin Corporation

We have audited the consolidated statements of operations, common stockholders' equity, and cash flows of Amerin Corporation and subsidiaries for the year ended December 31, 1998. In connection with our audit of the consolidated statements of operations, common stockholders' equity, and cash flows, we have also audited the financial statement schedules listed (none of which aforementioned consolidated statements of operations, common stockholders' equity, and cash flows and financial statement schedules are separately presented herein). These consolidated statements of operations, common stockholders' equity, and cash flows and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated statements of operations, common stockholders' equity, and cash flows and financial statement schedules based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated statements of operations, common stockholders' equity, and cash flows referred to above present fairly, in all material respects, the consolidated results of Amerin Corporation and subsidiaries operations and their cash flows for the year ended December 31, 1998 in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated statements of operations, common stockholders' equity, and cash flows taken as a whole, present fairly, in all material respects, the information set forth therein.


                                                        ERNST & YOUNG LLP

Chicago, Illinois
January 21, 1999